Exhibit 99.1

Encore Capital Group Expands Credit Card Collections Capabilities through Purchase of Atlantic Credit & Finance

- Acquisition Strengthens Encore’s Capabilities across the Account Lifecycle; Unites Two Companies Committed to Fair and Respectful Consumer Treatment -

SAN DIEGO – August 7, 2014 - Encore Capital Group, Inc. (Encore), a global specialty finance company (NASDAQ: ECPG), today announced that it has acquired Atlantic Credit & Finance (ACF), a leader in collecting fresh, higher-balance accounts, for approximately $70 million in cash. Encore also made additional payments totaling approximately $126 million to retire certain indebtedness and obligations of ACF.

Founded in 1996, ACF specializes in collecting fresh, higher-balance credit card and consumer loans by forging collaborative relationships with consumers. These strengths complement Encore’s industry-leading success in collecting on later-stage debt.

“The acquisition of ACF provides Encore with a number of competitive advantages,” said Kenneth A. Vecchione, chief executive officer of Encore. “It allows us to expand our expertise and deploy additional capital into a new market segment of fresh, higher-balance accounts, which is an ideal complement to our existing capabilities. ACF’s strength in early-stage liquidation, coupled with our strength in late-state liquidation, creates a sustainable, winning strategy for both organizations.”

ACF brings to Encore a portfolio with approximately $275 million in Estimated Remaining Collections (ERC) as well as a platform that specializes in acquiring and collecting on high balance, fresh paper. The company has a team of experienced, highly productive collectors who will be a strong complement to Encore’s current collections operations. The transaction will serve to satisfy a large portion of Encore’s capital deployment for 2014.

“We’re excited to be a part of the Encore family of companies,” said Richard Woolwine, chief executive officer of ACF. “Encore’s leadership position in the industry, combined with its reputation as a consumer-focused company, gives us great confidence that ACF will reach new levels of success.”

“This acquisition is another clear signal that Encore will continue to drive consolidation and shape the future of our industry,” said Vecchione. “Transactions like this one allow us to deliver on our commitment to earnings growth and help us expand our deep and talented team.”

About Encore Capital Group, Inc.
Encore Capital Group, an international specialty finance company with operations spanning seven countries, provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from selected taxing authorities. Through its subsidiaries in the United Kingdom, Cabot Credit Management, Marlin Financial Services and Grove Capital Management, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom and Ireland. Through its Refinancia subsidiary, the Company services distressed consumer debt in Colombia and Peru. Encore's success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly efficient operating model and proven investment strategy, and the Company's demonstrated commitment to conducting business ethically and in ways that support its consumers' financial recovery. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com.  Information found on the Company's website or Cabot's website is not incorporated by reference.
Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” "may," "believe," "projects," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all "forward-looking statements," the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent report on Form 10-K and its subsequent reports on Form 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts:

Encore Investor Relations
Bruce Thomas
858-309-6442
bruce.thomas@encorecapital.com

Encore Media Relations
Lisa Margolin-Feher
858-309-6458
lisa.margolin-feher@encorecapital.com